Exhibit (i)

200 Clarendon Street 27th Floor Boston, MA 02116-5021 +1 617 728 7100 Main +1 617 426 6567 Fax www.dechert.com

April 27, 2012

Clearwater Investment Trust
30 East 7th Street, Suite 2000
St. Paul, Minnesota 55101-4930

Re:	Post-Effective Amendment No. 35 to Clearwater Investment Trust’s Registration Statement on Form N-1A (File Nos. 33-12289; 811-05038)

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 35 to Clearwater Investment Trust’s (the “Trust”) Registration Statement on Form N-1A of our opinion dated April 29, 2011, which was filed with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 32 to the Trust’s Registration Statement on April 29, 2011.

Yours very truly,

/s/ Dechert LLP______
DECHERT LLP

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